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                                                                    Exhibit 99.1

                                 BUSINESS UPDATE
                            **For Immediate Release**


                       Multilink's Chief Executive Officer
                         Terminates 10b5-1 Trading Plan


Somerset, New Jersey U.S.A. - February 25, 2002 - Multilink Technology Corporation (Nasdaq: MLTC) today announced that its Chief Executive Officer, President and Co-Chairman, Dr. Richard Nottenburg has terminated his structured trading plan that was adopted to sell a portion of his Multilink stockholdings.

The plan, adopted under SEC rule 10b5-1, will terminate effective immediately.

Dr. Nottenburg's decision to terminate the plan was predicated upon the recent decline in the Company's stock price. Dr. Nottenburg stated, "The trading plan was adopted to provide a level of liquidity and diversification. Nevertheless, I believe that the value of Multilink's stock is not reflected in its market price, especially in light of our company's valuable intellectual property, diverse product offering and continued design wins among an expanding customer base. I believe in our company and its long term potential. Consequently, I am terminating my plan during a permitted trading window as a sign of my confidence in Multilink, its people and my strong belief in the long-term success of our company."

Dr. Nottenburg adopted his plan in August 2001 and automatic trading under the plan commenced in January 2002. Dr. Nottenburg's plan provided for sales of 100,000 shares during each month beginning in January 2002, on the open market and at prevailing market prices without minimum price requirements. Dr. Nottenburg has been a shareholder and founder of Multilink since 1994 and holds or has options to purchase approximately 13.8 million shares of Multilink common stock.

About Multilink:
Multilink Technology Corporation designs, develops and markets advanced-mixed-signal integrated circuits, modules, VLSI products and higher-level assemblies designed to enable the next generation of high-speed optical networking systems. By providing our customers with sophisticated products developed by utilizing systems level expertise and a high level of component integration, we facilitate our customers' ability to meet their time-to-market requirements. Our products span the markets from Metro to Ultra Long Haul optical transport
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equipment with a focus on the fastest commercially available speeds of 10 Gb/s and higher. Multilink is headquartered in Somerset, New Jersey with additional offices located throughout North America and Europe.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:

This release may contain forward-looking statements that are based on our current expectations, estimates and projections about our industry, and reflect management's beliefs and certain assumptions made by us based upon information available to us at this time. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements speak only as of the date hereof and of the date of the conference call, as applicable. Such information is subject to change, and we will not necessarily inform you of such changes. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Our recent and forthcoming Quarterly Reports on Form 10-Q, our Registration Statement on Form S-1 and our other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.


For more information, please contact:
Richard Sawchak, Director-Investor Relations
Multilink Technology Corporation
300 Atrium Drive, Second Floor
Somerset, New Jersey 08873-4105
Tel: (732) 537-3776
Fax: (732) 537-3781
Email: rsawchak@mltc.com
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